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Exhibit No. 1
Form 10-SB
Area Investment and Development Company

                    ARTICLES OF INCORPORATION

                               OF

             AREA INVESTMENT AND DEVELOPMENT COMPANY

     We, the undersigned natural persons of the age of twenty-one years or more, acting as Incorporators under the Utah Business
Corporation Act, adopt the following Articles of Incorporation for Area Investment and Development Company.

                            ARTICLE I
                         CORPORATE NAME
     The name of this corporation is:  AREA INVESTMENT AND
DEVELOPMENT COMPANY.

                           ARTICLE II
                     DURATION OF CORPORATION
     The corporation is to have perpetual existence unless dissolved or terminated according to law.

                           ARTICLE III
                       CORPORATE PURPOSES
     The purpose for which the corporation is organized is to transact the business of investing in behalf of itself or others any part of its capital and such additional funds as it may obtain or any interest herein, either as tenant is common or otherwise, and selling or otherwise disposing of the same or any part thereof or interest herein. In carrying out these general purposes and objectives, the corporation shall have the power:
          (a) To act as principal or agent for others; to hold property, including shares of its own stock, in trust as trustee for stockholders of the corporation

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     other others, to participate as a partner in any
     partnership allowed by law; to subdivide and improve land in any manner and to any extent.

          (b) To do all things to the same extent and as fully as natural persons now do or could do in the State of Utah or in any other state, country, or place, to do all things and engage in all lawful transactions which a corporation organized or existing under the laws of the State of Utah might do or engage in, even though not expressly stated herein.

     The foregoing shall be construed both as objects and powers, but no recitation or declaration of specific or special powers or purposes herein enumerated shall be deemed to be exclusive; and it is hereby expressly declared that all other lawful purposes not inconsistent herewith are hereby included.

                           ARTICLE IV
                             SHARES
     The aggregate number of shares which this corporation shall have authority to issue is FIFTY MILLION (50,000,000) shares as a par value of ONE CENT (.01) per share, being an aggregate capital of $500,000.00. All stock of the corporation shall be of the one class and have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any further call or assessment.

                            ARTICLE V
                       COMMENCING BUSINESS
     This corporation will no commence business until consideration of a value of at least $1,000.00 has been received for the issuance of shares.

                           ARTICLE VI
              PRE-EMPTIVE RIGHTS CUMULATIVE VOTING
     The authorized stock of this corporation may be issued at

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such times, upon such terms and conditions, and for such
consideration as the Board of Directors shall determine. Stockholders shall have no pre-emptive rights in issues of authorized stock.
     At each election for directors, every shareholder entitled to vote at such election shall have the right to accumulate his vote by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes computed among any number of such candidates.

                           ARTICLE VII
                        INTERNAL AFFAIRS
     The Directors shall adopt Bylaws for the regulation of the internal affairs of the corporation, which Bylaws may be amended form time to time or repealed pursuant to law.

                          ARTICLE VIII
                   REGISTERED OFFICE AND AGENT
     The address of this corporation's initial registered office is:
                    7545 South 2700 East
                    Salt Lake City, Utah 84121

     The name of this corporation's initial registered agent is:
                    Edward B. Erekson
                    7545 South 2700 East
                    Salt Lake City, Utah 84121

                           ARTICLE IX
                            DIRECTORS
     The Board of Directors shall consist of a variable number of three (3) to nine (9) members, as the Board of Directors may itself from time to time determine; until determination is made in the future by the Board of Directors, the Board shall consist

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of (3) Directors.  The names and addresses of the persons who are to serve as Directors until the first annual meeting of shareholders or until their successors be elected and qualify, are as follows:

          NAME
                                             ADDRESS

     DENNIS C. SAHLEEN                  2863 Bridgewater Drive
                                        Salt Lake City, Utah

     EDWARD B. EREKSON                  7545 South 2700 East
                                        Salt Lake City, Utah

     VERN MAESER YOUNG                  372 South 850 East
                                        Bountiful, Utah

                            ARTICLE X
          POWER TO SELL ASSETS AND CREATE INDEBTEDNESS
     In carrying on the business of the corporation, the Board of Directors is authorized and empowered to sell, exchange, mortgage, bond or otherwise dispose of, deal with and encumber any or all of the property of the corporation, upon such terms and conditions as such Board of Directors may deem just and proper and for the best interest of the corporation, without prior authorization or subsequent confirmation by a vote of the stockholders or otherwise.

                           ARTICLE XI
                OFFICERS AND DIRECTORS CONTRACTS
     No contract or other transaction between this corporation and any other corporation shall be affected by the fact that a Director or officer of this corporation is interested in or is a Director or officer of such other corporation; and any Director, individually, or jointly, may be a party to or may be interested in any corporation or transaction of this corporation or in which this corporation is interested; and no contract or other transaction of this corporation with any person, firm or

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corporation shall be affected by the fact that any Director of this corporation is a party to or is interested in such contract, act, or transaction or in any way connected with such person, firm, or corporation, and every person who may become a Director of this corporation is hereby relieved from liability that might otherwise exist from contraction with the corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested, provided said Director acts in good faith and discloses his interest in any such transaction to the Board of Director of the corporation.

                           ARTICLE XII
                          INCORPORATORS
     The name and address of each incorporator is as follows:
          NAME
                                        ADDRESS

     DENNIS C. SAHLEEN             2863 Bridgewater Drive
                                   Salt Lake City, Utah 84121

     EDWARD B. EREKSON             7545 South 2700 East
                                   Salt Lake City, Utah 84121

     VERN MAESER YOURG             372 South 850 East
                                   Bountiful, Utah

                          ARTICLE XIII
                       SECTION 1244 STOCK
     Shares of stock of this corporation authorized and issued pursuant to these Articles within two years from the date of incorporation are, for purposes of the Internal Revenue Code, authorized and issued in compliance with and as prescribed by
Section 1244 of the Internal Revenue Code of 1954, and shall be known as "Section 1244 Stock."

     Dated this 8th day of June, 1970.

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                                     /s/ Edward B. Erekson
                                     EDWARD B. EREKSON

                                     /s/ Dennis C. Sahleen
                                     DENNIS C. SAHLEEN

                                     /s/ Vern Maeser Young
                                     VERN MAESER YOUNG

STATE OF UTAH            )
                    : ss.
COUNTY OF                )

     I, the undersigned a Notary Public, hereby certify that EDWARD B. EREKSON personally appeared before me, and being duly sworn by me, severally declared that he is the person who signed the foregoing document as Incorporator, and that the statements therein contained are true.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 8 day of June, 1970.

                                    /s/ Walter L. Colbuis
                                            NOTARY PUBLIC

My Commission Expires Nov.8, 1972 Residing in Salt Lake City, UT

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STATE OF UTAH            )
                    : ss.
COUNTY OF                )

     I, the undersigned a Notary Public, hereby certify that DENNIS C. SAHLEEN personally appeared before me, and being duly sworn by me, severally declared that he is the person who signed the foregoing document as Incorporator, and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 8 day of June, 1970.

                                    /s/ Walter L. Colbuis
                                            NOTARY PUBLIC

My Commission Expires Nov.8, 1972 Residing in Salt Lake City, UT

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STATE OF UTAH            )
                    : ss.
COUNTY OF                )

     I, the undersigned a Notary Public, hereby certify that VERN MAESER YOUNG personally appeared before me, and being duly sworn by me, severally declared that he is the person who signed the foregoing document as Incorporator, and that the statements therein contained are true.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 8th day of June, 1970.

                                    /s/ Georgia B. Peterson
                                              NOTARY PUBLIC

My Commission Expires 4-15-73 Residing in Salt Lake City, UT

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